UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2011

Teledyne Technologies Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-15295	25-1843385
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

1049 Camino Dos Rios	91360
Thousand Oaks, California	(Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: (805) 373-4545
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-10.1
EX-10.2
EX-10.3

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     In 2010, the Personnel and Compensation Committee of the Board of Directors of Teledyne Technologies Incorporated, with the assistance of independent compensation consultants, undertook a review of its change in control severance agreements and identified areas where Teledyne’s agreements may deviate from current best practices. In December 2010, the Committee authorized management to prepare a revised form of change in control severance agreement so that it conforms to prevailing best practices and asked each of our senior executives that have agreements already in place to voluntarily agree to amend and restate those agreements so that they contain these revised terms. Of the executives named in our 2010 Proxy Statement, Robert Mehrabian, Al Pichelli and Rex Geveden each agreed to modify their original agreements and consequently entered into amended and restated agreements effective as of January 31, 2011.
     As compared to the original agreements, the amended and restated change in control severance agreements:
•	Eliminate a “gross up payment” to hold the executive harmless against the impact, if any, of federal excise taxes imposed on executive as a result of “excess parachute” payments as defined in Section 280G of the Internal Revenue Code. Instead, the executive will receive the better of, on an after-tax basis, (a) the unreduced excess parachute payment with no tax gross up, or (b) a parachute payment reduced to a level below which an excise tax is imposed.
•	Change the “single trigger” vesting of stock options upon a change of control to a “double trigger”.
•	Change the formula for calculating the amount of severance: instead of the severance payment being a multiple of base salary plus bonus, with bonus being the higher of target or the most recent bonus payout, the severance payment will be a multiple of base salary plus bonus, with bonus being the higher of target or the prior three year average bonus.
•	Reduce the amount of short year bonus: instead of a short year bonus being calculated at maximum (i.e., two times target), short year bonus will be calculated at target.
The amended and restated change in control severance agreements do not contain any new benefits for the executives.
     On January 31, 2011, Teledyne also provided notice to the named executives that did not agree to sign the amended and restated change in control agreement that it would not extend the term of their agreements, which action results in the termination of their existing change in control severance agreement three years from the date of such notice (January 31, 2014).
     A copy of the amended and restated change in control severance agreements are attached as exhibits to this Report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit 10.1	Amended and Restated Change in Control Severance Agreement, dated as of January 31, 2011, by and between Teledyne Technologies Incorporated and Robert Mehrabian.

Exhibit 10.2	Amended and Restated Change in Control Severance Agreement, dated as of January 31, 2011, by and between Teledyne Technologies Incorporated and Al Pichelli.

Exhibit 10.3	Amended and Restated Change in Control Severance Agreement, dated as of January 31, 2011, by and between Teledyne Technologies Incorporated and Rex Geveden.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEDYNE TECHNOLOGIES INCORPORATED
By:	/s/ Dale A. Schnittjer
Dale A. Schnittjer
Senior Vice President and Chief Financial Officer

Dated January 31, 2011

EXHIBIT INDEX

Description
Exhibit 10.1	Amended and Restated Change in Control Severance Agreement, dated as of January 31, 2011, by and between Teledyne Technologies Incorporated and Robert Mehrabian.

Exhibit 10.2	Amended and Restated Change in Control Severance Agreement, dated as of January 31, 2011, by and between Teledyne Technologies Incorporated and Al Pichelli.

Exhibit 10.3	Amended and Restated Change in Control Severance Agreement, dated as of January 31, 2011, by and between Teledyne Technologies Incorporated and Rex Geveden.